SECURITIES AND EXCHANGE COMMISSION
				       Washington, D.C.  20549

					      FORM 8-K


				          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 29, 2001

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23981
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

620 Coolidge Drive, Suite 350, Folsom, California  95630-3155
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code                   (916) 608-8200

Not Applicable
(Former name or former address, if changed since last report.)



 			INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

		On March 29, 2001, Waste Connections, Inc., a Delaware corporation ("WCI"), issued a press release announcing the sale of $115 million principal amount of 5.5% Convertible Subordinated Notes due 2006 in a private placement, with an option to issue up to an additional $35 million of notes. The sale of the notes is expected to close on April 4, 2001.

		A copy of the press release appears as Exhibit 99 to this Report and is incorporated herein by reference.



					SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						WASTE CONNECTIONS, INC.
						(Registrant)


Date:  April 3, 2001			By:  /s/
						Ronald J. Mittelstaedt
						President and Chief Executive
						Officer

EXHIBIT INDEX

99		WCI's Press Release released March 29, 2001




EXHIBIT 99

Waste Connections Announces Private Placement Offering of $115 Million Convertible Subordinated Notes

 FOLSOM, CA, March 29, 2001 - Waste Connections, Inc. (NASDAQ: WCNX) today announced the sale of $115 million aggregate principal amount of its 5.5% Convertible Subordinated Notes due 2006 with an option to issue up to an additional $35 million of Notes, in a private placement pursuant to Rule 144A
under the Securities Act of 1933.   The Notes will be convertible into shares
of Waste Connections' common stock at a conversion price of $38.03 per share. The Company expects that the net proceeds of this offering will be used to repay debt and related costs under its existing credit facility with a group
of banks and for general corporate purposes.   This press release does not
constitute an offer to sell or the solicitation of an offer to buy any securities. The Notes have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Waste Connections, Inc. is a regional, integrated, solid waste services company that provides solid waste collection, transfer, disposal and recycling services in secondary markets of the Western U.S. The Company serves more than 700,000 commercial, industrial and residential customers. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connection's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) competition or unfavorable industry conditions could lead to a decrease in demand for the Company's services and to a decline in prices realized by the Company for its services, (2) the Company may be required to pay increased prices for acquisitions, and it may experience difficulty in integrating and deriving synergies from acquisitions, (3) the Company cannot be certain that it will always have access to the additional capital that it may require for its growth strategy or that its cost of capital will not increase, (4) governmental regulations may require increased capital expenditures or otherwise affect the Company's business, (5) companies that Waste Connections acquires could have undiscovered liabilities, and (6) the Company is highly dependent on the services of senior management. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

 CONTACT:
 Waste Connections, Inc., (916) 608-8200
 Steven F. Bouck
 Chief Financial Officer


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